UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 14, 2017

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Halliburton Company will redeem the entire outstanding principal amount of its 5.90% Senior Notes due September 2018 and 6.15% Senior Notes due September 2019 (the "Notes"). The redemption date for the Notes is March 15, 2017. The aggregate principal amount of the Notes outstanding is $1.4 billion. The redemption price for each series of Notes will include a make-whole premium, which will be calculated three business days prior to the redemption date in accordance with the terms of the Notes and related indenture, and will include accrued and unpaid interest on the Notes up to and including the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: February 16, 2017	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

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